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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]



                                November 16, 2001

Conceptus, Inc.
1021 Howard Avenue
San Carlos, California 94070

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,326,000 shares (the "Shares") of common stock, par value $.003 per share, of Conceptus, Inc. (the "Company"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to register certain resales of the Shares by the selling stockholders named in the Registration Statement and their transferees, you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

Subject to the foregoing, and in reliance thereon, it is our opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

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We consent to your filing this opinion as an exhibit to the Registration
Statement and the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.


                                          Very truly yours,

                                          /s/ LATHAM & WATKINS